Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)(1)

THIS JOINT FILING AGREEMENT is entered into as April 22, 2022, by and among the parties hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the common shares, no par value, of Zymeworks Inc. and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: April 22, 2022	ALL BLUE FALCONS FZE

	By:	/s/ Daniel Cookson
	Name:	Daniel Cookson,
	Title:	Director

/s/ Daniel Cookson
Daniel Cookson

SCHEDULE I

Name and Position of Officer or Director	Principal Business Address	Principal Occupation or Employment	Citizenship
Daniel Edward Llewellen Cookson	Office 2301 23rd Floor API Trio Tower Al Barsha 1 Dubai, United Arab Emirates	Director	United Kingdom

Matthew Holden Novak	Office 2301 23rd Floor API Trio Tower Al Barsha 1 Dubai, United Arab Emirates	Director and Fund Manager	Canada

SCHEDULE II

Reporting Person	Nature of Transaction	Trade Date	Amount of Securities Purchased (Sold)	Price per Share/Premium per Option
All Blue Falcons FZE	Purchase of Shares	03/08/2022	100,000	$6.6479
All Blue Falcons FZE	Purchase of Shares	03/09/2022	46,069	$6.7448
All Blue Falcons FZE	Purchase of Shares	03/10/2022	21,083	$6.7429
All Blue Falcons FZE	Purchase of Shares	03/14/2022	50,000	$6.3247
All Blue Falcons FZE	Purchase of Shares	03/15/2022	21,054	$6.1892
All Blue Falcons FZE	Purchase of Shares	03/16/2022	200,000	$6.6866
All Blue Falcons FZE	Purchase of Shares	03/17/2022	100,000	$7.0843
All Blue Falcons FZE	Purchase of Shares	03/18/2022	100,000	$7.2048
All Blue Falcons FZE	Purchase of Shares	03/21/2022	200,000	$7.0915
All Blue Falcons FZE	Purchase of Shares	03/23/2022	200,000	$7.3563
All Blue Falcons FZE	Purchase of Shares	03/24/2022	200,000	$7.3329
All Blue Falcons FZE	Purchase of Shares	03/25/2022	200,000	$7.0980
All Blue Falcons FZE	Purchase of Shares	03/28/2022	150,000	$6.8963
All Blue Falcons FZE	Purchase of Shares	04/01/2022	100,000	$6.5292
All Blue Falcons FZE	Purchase of Shares	04/04/2022	100,000	$7.0684
All Blue Falcons FZE	Purchase of Shares	04/05/2022	100,000	$7.2721
All Blue Falcons FZE	Purchase of Shares	04/06/2022	150,000	$7.5249
All Blue Falcons FZE	Purchase of Shares	04/07/2022	100,000	$7.0226
All Blue Falcons FZE	Purchase of Shares	04/08/2022	100,000	$6.5785
All Blue Falcons FZE	Purchase of Shares	04/11/2022	100,000	$6.1417
All Blue Falcons FZE	Purchase of Shares	04/12/2022	200,000	$5.9394
All Blue Falcons FZE	Purchase of Shares	04/18/2022	100,000	$5.7000
All Blue Falcons FZE	Purchase of Shares	04/19/2022	100,000	$5.4718

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